BENEFICIAL OWNER LISTING CERTIFICATION

THE SWISS HELVETIA FUND, INC.

RIGHTS OFFERING

The undersigned, a bank, broker or other nominee holder of rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of The Swiss Helvetia Fund, Inc. (the “Fund”) pursuant to the Rights offering (the “Rights Offering”) described and provided for in the Fund’s prospectus dated May 18, 2007 (the “Prospectus”), hereby certifies to the Fund and to The Colbent Corporation, as Subscription Agent for such Rights Offering, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the primary subscription (as described in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as described in the Prospectus), in the amount set forth in the third column of such line.

Number of Record Date Shares Owned	Number of Rights Exercised Pursuant to the Primary Subscription	Number of Shares Requested Pursuant to the Over- Subscription Privilege
1. _______________________	____________________________	____________________________
2. ________________________	____________________________	____________________________
3. ________________________	____________________________	____________________________
4. _______________________	____________________________	____________________________
5. _______________________	____________________________	____________________________
6. _______________________	____________________________	____________________________
7. _______________________	____________________________	____________________________
8. _______________________	____________________________	____________________________
9. _______________________	____________________________	____________________________
10._______________________	____________________________	____________________________

______________________________ vested

Name of Nominee Holder

By: ___________________________

Name: ___________________________

Title: ___________________________

Dated: _____________________, 2007

Provide the following information, if applicable:

_________________________________________ Depository Trust Corporation (“DTC”) Participant Number _________________________________________ DTC Primary Subscription Confirmation Number(s)	_________________________________________ Name of Broker _________________________________________ Address